Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2023 Results

Increases Quarterly Dividend 11% to $0.61 per Share

LOUISVILLE, KY. (February 15, 2024) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 52 weeks ended December 26, 2023.

Financial Results

Financial results for the 13 and 52 weeks ended December 26, 2023 and December 27, 2022 were as follows:

	13 Weeks Ended			52 Weeks Ended
($000's)	December 26, 2023	December 27, 2022	% change	December 26, 2023	December 27, 2022	% change
Total revenue	$1,164,361	$1,009,529	15.3%	$4,631,672	$4,014,919	15.4%
Income from operations	83,773	68,853	21.7%	353,989	320,197	10.6%
Net income	72,430	59,869	21.0%	304,876	269,818	13.0%
Diluted earnings per share	$1.08	$0.89	21.3%	$4.54	$3.97	14.3%

Results for the 13 weeks ended December 26, 2023, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 9.9% at company restaurants and increased 8.9% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $141,653 of which $17,793 were to-go sales as compared to average weekly sales of $130,176 of which $16,414 were to-go sales in the prior year;
●	Restaurant margin dollars increased 21.4% to $176.7 million from $145.6 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased 75 basis points to 15.3% driven by higher sales partially offset by commodity inflation of 3.2%, wage and other labor inflation of 5.5% and higher general liability insurance expense;
●	Diluted earnings per share increased 21.3% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expenses;
●	12 company restaurants and seven franchise restaurants were opened; and
●	The Company repurchased 40,707 shares of common stock for $4.8 million.

Results for the 52 weeks ended December 26, 2023, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 10.1% at company restaurants and increased 9.8% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $143,837 of which $18,088 were to-go sales as compared to average weekly sales of $131,802 of which $17,504 were to-go sales in the prior year;
●	Restaurant margin dollars increased 12.8% to $708.0 million from $627.5 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 36 basis points to 15.4% primarily due to commodity inflation of 5.6%, wage and other labor inflation of 6.6% and higher general liability insurance expense partially offset by higher sales;
●	Diluted earnings per share increased 14.3% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expenses;
●	30 company restaurants and 15 franchise restaurants were opened; and
●	The Company repurchased 455,026 shares of common stock for $50.0 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We had another outstanding year in 2023, which was highlighted by double-digit same store sales growth and a record number of new system-wide openings across all three brands.  We are extremely thankful to our operators for their exceptional leadership and all Roadies who make dining at our restaurants such a legendary experience.”

Morgan continued, “As we move into 2024, our development pipeline is progressing as we anticipated with 19 new company restaurants under construction.  We expect a more evenly distributed opening schedule will create efficiencies and positively impact store week growth.  Our strong balance sheet and disciplined capital allocation strategy continues to provide us the necessary flexibility to fund new store growth and return capital to our shareholders.”

2024 Outlook

Comparable restaurant sales at company restaurants for the first 50 days of our first quarter of fiscal 2024 increased 6.8% compared to 2023.  In addition, the Company plans to implement a menu price increase of approximately 2.2% in late March.

Management updated the following expectations for 2024:

●	Commodity cost inflation of approximately 5%; and
●	An effective income tax rate of approximately 14%.

Management reiterated the following expectations for 2024:

●	Positive comparable restaurant sales growth including the benefit of 2023 menu pricing actions;
●	Store week growth of approximately 8%, including a benefit of 2% from the 53rd week;
●	Wage and other labor inflation of 4% to 5%; and
●	Total capital expenditures of $340 million to $350 million.

Cash Dividend Payment

On February 14, 2024, the Company’s Board of Directors authorized the payment of a quarterly cash dividend of $0.61 per share of common stock.  This payment, which represents an 11% increase from the quarterly cash dividend authorized in 2023, will be distributed on March 26, 2024, to shareholders of record at the close of business on March 13, 2024.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales and per store week).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis.  In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  The Company excludes pre-opening expenses as it occurs at irregular intervals and would impact comparability to prior period results.  The Company excludes depreciation and amortization expenses, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants.  The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, February 15, 2024, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Fourth Quarter 2023 Earnings.  A replay of the call will be available until February 22, 2024, by dialing (800) 770-2030 or (647) 362-9199 for international calls and using conference ID 7714420.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 740 restaurants system-wide in 49 states and ten foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse, Inc.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet its business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 27, 2022.  These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 26, 2023	December 27, 2022	December 26, 2023	December 27, 2022
Revenue:
Restaurant and other sales	$1,157,362	$1,002,763	$4,604,554	$3,988,791
Franchise royalties and fees	6,999	6,766	27,118	26,128

Total revenue	1,164,361	1,009,529	4,631,672	4,014,919
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	395,753	351,723	1,593,852	1,378,192
Labor	383,154	334,827	1,539,124	1,319,959
Rent	18,765	17,049	72,766	66,834
Other operating	183,002	153,591	690,848	596,305
Pre-opening	9,523	6,568	29,234	21,883
Depreciation and amortization	40,438	35,462	153,202	137,237
Impairment and closure, net	144	1,063	275	1,600
General and administrative	49,809	40,393	198,382	172,712
Total costs and expenses	1,080,588	940,676	4,277,683	3,694,722
Income from operations	83,773	68,853	353,989	320,197
Interest income (expense), net	254	753	2,984	(124)
Equity income from investments in unconsolidated affiliates	170	170	1,351	1,239
Income before taxes	84,197	69,776	358,324	321,312
Income tax expense	9,175	8,007	44,649	43,715
Net income including noncontrolling interests	75,022	61,769	313,675	277,597
Less: Net income attributable to noncontrolling interests	2,592	1,900	8,799	7,779
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$72,430	$59,869	$304,876	$269,818
Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.08	$0.89	$4.56	$3.99
Diluted	$1.08	$0.89	$4.54	$3.97
Weighted average shares outstanding:
Basic	66,803	66,946	66,893	67,643
Diluted	67,078	67,270	67,149	67,920
Cash dividends declared per share	$0.55	$0.46	$2.20	$1.84

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 26, 2023	December 27, 2022
Cash and cash equivalents	$104,246	$173,861
Other current assets, net	252,228	222,980
Property and equipment, net	1,474,722	1,270,349
Operating lease right-of-use assets, net	694,014	630,258
Goodwill	169,684	148,732
Intangible assets, net	3,483	5,607
Other assets	94,999	73,878
Total assets	$2,793,376	$2,525,665

Other current liabilities	745,434	652,010
Operating lease liabilities, net of current portion	743,476	677,874
Long-term debt	—	50,000
Other liabilities	146,955	118,119
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,141,662	1,012,638
Noncontrolling interests	15,849	15,024
Total liabilities and equity	$2,793,376	$2,525,665

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Fiscal Year Ended
	December 26, 2023	December 27, 2022
Cash flows from operating activities:
Net income including noncontrolling interests	$313,675	$277,597
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	153,202	137,237
Share-based compensation expense	34,230	36,663
Deferred income taxes	3,115	9,456
Other noncash adjustments, net	3,307	6,792
Change in working capital, net of acquisitions	57,455	43,980
Net cash provided by operating activities	564,984	511,725
Cash flows from investing activities:
Capital expenditures - property and equipment	(347,034)	(246,121)
Acquisition of franchise restaurants, net of cash acquired	(39,153)	(33,069)
Proceeds from sale of investments in unconsolidated affiliates	627	316
Proceeds from sale of property and equipment	2,110	2,269
Proceeds from sale leaseback transactions	16,283	12,871
Net cash used in investing activities	(367,167)	(263,734)
Cash flows from financing activities:
Payments on revolving credit facility	(50,000)	(50,000)
Repurchase of shares of common stock	(49,993)	(212,859)
Dividends paid to shareholders	(147,182)	(124,137)
Other financing activities, net	(20,257)	(22,779)
Net cash used in financing activities	(267,432)	(409,775)
Net decrease in cash and cash equivalents	(69,615)	(161,784)
Cash and cash equivalents - beginning of period	173,861	335,645
Cash and cash equivalents - end of period	$104,246	$173,861

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 26, 2023	December 27, 2022	December 26, 2023	December 27, 2022
Income from operations	$83,773	$68,853	$353,989	$320,197

Less:
Franchise royalties and fees	6,999	6,766	27,118	26,128

Add:
Pre-opening	9,523	6,568	29,234	21,883
Depreciation and amortization	40,438	35,462	153,202	137,237
Impairment and closure, net	144	1,063	275	1,600
General and administrative	49,809	40,393	198,382	172,712

Restaurant margin	$176,688	$145,573	$707,964	$627,501

Restaurant margin (as a percentage of restaurant and other sales)	15.3%	14.5%	15.4%	15.7%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	13 Weeks Ended
	December 26, 2023	December 27, 2022	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,157,362	$1,002,763	15.4%
Store weeks	8,158	7,691	6.1%
Comparable restaurant sales (1)	9.9%	7.3%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	34.2%	35.1%	88	bps
Labor	33.1%	33.4%	28	bps
Rent	1.6%	1.7%	8	bps
Other operating	15.8%	15.3%	(49)	bps
Total	84.7%	85.5%

Restaurant margin	15.3%	14.5%	75	bps
Restaurant margin ($ in thousands)	$176,688	$145,573	21.4%
Restaurant margin $/Store week	$21,658	$18,927	14.4%

Texas Roadhouse restaurants only:
Store weeks	7,487	7,123	5.1%
Comparable restaurant sales (1)	10.2%	7.3%
Average unit volume (2)	$1,888	$1,715	10.1%
Weekly sales by group:
Comparable restaurants (545 and 513 units)	$145,361	$132,430	9.8%
Average unit volume restaurants (19 and 24 units)	$140,765	$129,117	9.0%
Restaurants less than 6 months old (18 and 15 units)	$137,123	$141,991	(3.4)%

Bubba’s 33 restaurants only:
Store weeks	574	504	13.9%
Comparable restaurant sales (1)	3.3%	6.6%
Average unit volume (2)	$1,411	$1,391	1.4%
Weekly sales by group:
Comparable restaurants (36 and 32 units)	$110,490	$104,880	5.3%
Average unit volume restaurants (4 and 4 units)	$90,822	$124,063	(26.8)%
Restaurants less than 6 months old (5 and 4 units)	$124,389	$104,110	19.5%

Texas Roadhouse franchise restaurants only:
Franchise royalties and fees	$6,959	$6,766	2.9%
Store weeks	1,310	1,287	1.8%
Comparable restaurant sales	7.9%	6.1%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	8.9%	7.2%
Average unit volume (2)	$2,067	$1,898	8.9%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

Amounts may not foot due to rounding.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	13 Weeks Ended			52 Weeks Ended
	December 26, 2023	December 27, 2022	Change	December 26, 2023	December 27, 2022	Change
Restaurant openings
Company - Texas Roadhouse	9	7	2	22	18	4
Company - Bubba’s 33	2	2	—	5	4	1
Company - Jaggers	1	1	—	3	1	2
Total company restaurants	12	10	2	30	23	7

Franchise - Texas Roadhouse - Domestic	2	—	2	3	—	3
Franchise - Jaggers - Domestic	1	—	1	2	—	2
Franchise - Texas Roadhouse - Int'l	4	2	2	10	7	3
Total franchise restaurants	7	2	5	15	7	8

Total restaurants	19	12	7	45	30	15

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	—	—	8	8	—
Franchise - Texas Roadhouse - Domestic	—	—	—	(8)	(8)	—

Restaurant closures
Franchise - Texas Roadhouse - Domestic	—	—	—	(1)	—	(1)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	582	552	30
Company - Bubba’s 33	45	40	5
Company - Jaggers	8	5	3
Total company restaurants	635	597	38

Franchise - Texas Roadhouse - Domestic	56	62	(6)
Franchise - Jaggers - Domestic	2	—	2
Franchise - Texas Roadhouse - Int'l	48	38	10
Total franchise restaurants	106	100	6

Total restaurants	741	697	44